SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Centergistic Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

California	95-2873122
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2045 W. Orangewood Avenue, Orange, CA	92868
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

The Company is currently authorized to issue 80,000,000 shares of Common Stock without par value. The holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except that upon giving the legally required notice, stockholders may cumulate their votes in the election of directors. The holders of shares of Common Stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor subject to the prior rights of holders of any outstanding shares of preferred stock. In the event of a liquidation or dissolution of the Company, holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or similar rights to subscribe for additional shares, and there are no redemption or sinking fund provisions applicable to the Common Stock.

Item 2.  Exhibits.

The following exhibits are filed as a part of this registration statement:

3.1	Articles of Incorporation.*
3.2	Certificate of Amendment of Articles of Incorporation.*
3.3	Certificate of Amendment of Articles of Incorporation.*
3.4	Certificate of Amendment of Articles of Incorporation.*
3.5	Certificate of Amendment of Articles of Incorporation.*
3.6	Certificate of Amendment of Articles of Incorporation.*
3.7	Certificate of Amendment of Articles of Incorporation.*
3.8	Certificate of Amendment of Articles of Incorporation.*
3.9	Certificate of Amendment of Articles of Incorporation.*
3.9.1	Certificate of Amendment of Articles of Incorporation.**
3.10	Bylaws.*

_______________________

*	Incorporated by reference to Exhibits 3.1 through 3.9 and Exhibit 3.10 to the Company’s Registration Statement on Form SB-2 filed with the Commission on December 19, 2003.
**	Incorporated by reference to Exhibit 3.9.1 to the Company’s Registration Statement on Form SB-2/A filed with the Commission on March 9, 2004.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTERGISTIC SOLUTIONS, INC.

Date: July 13, 2005	By:	/s/ /s/Ricardo G. Brutocao
Ricardo G. Brutocao, President
and Chief Executive Officer

INDEX TO EXHIBITS

The following exhibits are filed as a part of this registration statement:

3.1	Articles of Incorporation.*
3.2	Certificate of Amendment of Articles of Incorporation.*
3.3	Certificate of Amendment of Articles of Incorporation.*
3.4	Certificate of Amendment of Articles of Incorporation.*
3.5	Certificate of Amendment of Articles of Incorporation.*
3.6	Certificate of Amendment of Articles of Incorporation.*
3.7	Certificate of Amendment of Articles of Incorporation.*
3.8	Certificate of Amendment of Articles of Incorporation.*
3.9	Certificate of Amendment of Articles of Incorporation.*
3.9.1	Certificate of Amendment of Articles of Incorporation.**
3.10	Bylaws.*

_______________________

*	Incorporated by reference to Exhibits 3.1 through 3.9 and Exhibit 3.10 to the Company’s Registration Statement on Form SB-2 filed with the Commission on December 19, 2003.
**	Incorporated by reference to Exhibit 3.9.1 to the Company’s Registration Statement on Form SB-2/A filed with the Commission on March 9, 2004.